Exhibit 99.1
PRESS RELEASE
IXYS Announces Acquisition of Zilog
Biel, Switzerland and San Jose, CA. December 7, 2009 — IXYS Corporation (NASDAQ: IXYS), a market leader in power semiconductors and specialized mixed signal IC products, today announced that it has entered into a definitive agreement to acquire Zilog, Inc. (NASDAQ: ZILG), a trusted supplier of application specific, embedded microcontroller units (MCUs) that are system-on-chip (SoC) solutions for industrial and consumer markets. Under the terms of the agreement, IXYS will acquire all of Zilog’s outstanding common shares for $3.5858 per share in cash, or approximately $62.4 million. The acquisition is subject to the approval of Zilog shareholders and other customary closing conditions. The transaction is expected to be completed during the quarter ended March 31, 2010.
The combination of the two companies with complementing technologies will allow IXYS and Zilog to leverage analog power management with digital control. Zilog has a focused MCU business with technologies that will complement IXYS’ product portfolio. IXYS has a broad based and diversified range of products geared toward industrial, telecommunications, medical, automotive, alternative energy and consumer applications. By introducing MCUs that enable digital power management and embedded control, IXYS will be able to create more cost-effective system integration solutions for its diversified customer base.
“As the world migrates toward SoCs, Zilog’s core microcontroller technology along with IXYS’ core power solutions create entirely new products that will meet the needs for today and tomorrow,” said Dr. Federico Faggin, Chairman of the Board and the co-founder of Zilog, Inc.
“We are pleased with this strategic acquisition that will allow us to penetrate more applications in traditional and developing markets, leveraging both of our strengths. Digital power management is one of the fastest growing applications in the markets we serve. Zilog’s 35-year history in microcontrollers with its legendary Z80 and Z8 architectures parallels IXYS’ pioneering technologies in power MOSFETs, IGBTs and HVICs,” commented Dr. Nathan Zommer, CEO and Founder of IXYS Corporation. “With the expected rebound in MCU sales in 2010, we anticipate a growth in opportunities for refined power control in many applications; the acquisition and integration of this MCU business will strengthen our position and allow us to take advantage of these opportunities. We believe this transaction will create further value for our shareholders, employees and customers through a further expansion and diversification of our product offerings. As it is one of the pioneers of MCUs in Silicon Valley, we plan to keep the Zilog entity with its recognized and valued trademark.”
“Zilog has actively explored a broad range of strategic alternatives to enhance shareholder value. The price that IXYS is proposing to pay is a premium to our current stock price, as well as a substantial premium to the average of the prices at which we’ve traded throughout 2009,” said Darin Billerbeck, Zilog’s president and chief executive officer. “This acquisition brings liquidity to our shareholders, while increasing our financial stability in these continuing uncertain economic times.”
IXYS expects to increase its penetration in the automotive electronic and electric market by producing cost-effective integrated product offerings, including the power semiconductors,

driver ICs and Zilog MCUs that are essential for automotive controls and driving displays. In IXYS’ prime industrial market, IXYS plans to deploy MCUs that are suited for motor control, power control and automation. In the telecommunications and security industries, Zilog’s MCUs complement IXYS’ ICs, which can be deployed in modems, VOIP, FIOS and automated alarm systems. For the medical market, the Zilog MCU platform complements IXYS’ power and IC products in defibrillators, imaging and diagnostics. Additionally, the recently expanded IXYS products for LED lighting and display, which require digital power control, will benefit in the market from the availability of complementary MCUs. MCU product offerings will be expanded to include low-power and sensing technologies for energy management applications, including smart lighting and intrusion detection.
In addition to expanding market opportunities, the acquisition will allow IXYS and Zilog to pool R&D resources, leverage economies of scale, reduce manufacturing costs and streamline and integrate operational and support costs. Over time, the integration is expected to result in improved financial results for the combined organization.
About IXYS Corporation
Since its founding in Silicon Valley, IXYS Corporation has continued to develop advanced technologies including products to conserve and improve energy. These IXYS technologies are well known in the market place to improve power conversion efficiency, generate clean energy, improve automation, and provide advanced products for the transportation, medical and telecommunication industries.
IXYS is a pioneer in the development of power semiconductors and high voltage integrated circuits that are essential to reducing the world’s dependence on fossil fuels. Diminishing natural resources, demand for cheap energy and environmental directives for energy efficiency represent a significant challenge. IXYS’ power semiconductors and mixed-signal integrated circuits play a vital role in reducing energy costs and consumption by optimizing the energy efficiency of everyday products.
With over 2,000 customers in telecommunications, transportation, industrial, medical and consumer companies, IXYS is a worldwide provider of semiconductors. Additional information may be obtained by visiting IXYS’ website at http://www.ixys.com, or by contacting the company directly.
About Zilog, Inc.
Zilog is a trusted supplier of application-specific, embedded system-on-chip solutions for the industrial and consumer markets. From its roots as an award-winning architect in the microprocessor and microcontroller industry, Zilog has evolved its expertise beyond core silicon to include SoCs, single board computers, application specific software stacks and development tools that allow embedded designers quick time to market in areas such as energy management, monitoring and metering and motion detection. For more information, visit http://www.zilog.com,
Safe Harbor Statement
This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including the risks to both companies that the acquisition of Zilog will not be consummated, as the transaction is subject to certain closing conditions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the expected timing of the completion of the transaction; the ability to complete the transaction considering the various closing conditions; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, if and when the transaction is consummated, there will be risks and uncertainties related to IXYS’ ability to successfully integrate the products and employees of IXYS and Zilog, as well as the ability to ensure continued performance or market growth of Zilog’s products. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of IXYS and Zilog described in the reports and other documents filed by each of them with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to IXYS and Zilog and are qualified in their entirety by this cautionary statement. Neither IXYS nor Zilog assumes any obligation to update any such forward-looking statements or other statements included in this press release.
Additional Information about the Transaction and Where to Find It
In connection with the proposed acquisition, Zilog will file a proxy statement with the SEC. Additionally, IXYS and Zilog will file other relevant materials in connection with the proposed acquisition of Zilog by IXYS pursuant to the terms of an Agreement and Plan of Merger by and among IXYS, Zanzibar Acquisition, Inc., a wholly-owned subsidiary of IXYS, and Zilog. Investors and security holders of Zilog are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed acquisition because they will contain important information about the acquisition and the parties to the acquisition.
Investors and security holders may obtain a free copy of these documents (when available) and other documents filed by Zilog at the SEC’s web site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from Zilog by directing such request to Zilog, Inc., Attention: Daniel Francisco, Telephone: (916) 812-8814, E-mail:

dan@franciscogrp.com, or Attention: Perry Grace, 6800 Santa Teresa Blvd., San Jose, CA 95119, Telephone: (408) 513-1555, E-mail: pgrace@zilog.com.
IXYS, Zilog and their respective directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Zilog stockholders in connection with the proposed acquisition. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of IXYS’s executive officers and directors in the solicitation by reading the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of Zilog’s participants in the solicitation, which may, in some cases, be different than those of Zilog’s stockholders generally, is set forth in the materials filed with the SEC on Form 10-K and will be set forth in the proxy statement relating to the acquisition when it becomes available.
Contacts:
IXYS Corporation
Uzi Sasson
1590 Buckeye Dr.
Milpitas, CA 95035
Telephone: (408) 457-9000
E-mail: sales@ixys.net
Zilog Inc.
Daniel Francisco
Francisco Group for Zilog
(916) 812-8814
dan@franciscogrp.com
OR
Perry J. Grace
Chief Financial Officer &
Executive Vice President
Telephone: (408) 513-1555
E-mail: pgrace@zilog.com